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                                                                 Exhibit 10.13.2




30 Rockefeller Plaza       A Division of
New York, NY 10112         National Broadcasting
212 664-4444               Company, Inc.

NBC
TV NETWORK

March 2, 1998

LIN Television Corporation and
KXAN, Inc.
c/o KXAN-TV
908 West Martin Luther King Boulevard
Austin, Texas 78701


         Re: KXAN-TV (Austin, Texas)


Gentlemen:

         In connection with the Affiliation Agreement (the "Agreement") dated April 12, 1995 between NBC Television Network ("NBC") and LIN Television Corporation and KXAN, Inc. , licensee of television broadcast station KXAN-TV (collectively, the "Station") , and the related side letter of even date therewith, NBC and the Station agree to the following provisions and to amend the Agreement, effective as of the date hereof, as set forth below:

         1. The expiration date of the term set forth in Paragraph 1 of the Agreement is hereby changed from November 14, 2004 (the "Original Expiration Date") to December 31, 2010.

         2. Notwithstanding anything to the contrary set forth in Paragraph 5 of the Agreement, during the twelve-month period commencing on the Original Expiration Date and each subsequent twelve-month period thereafter during the term of the Agreement, the aggregate amount of compensation payable by NBC to the Station shall be equal to the greater of (i) the aggregate amount of compensation actually paid by NBC to the Station during the twelve-month period immediately preceding the Original Expiration Date and (ii) an amount equal to
(a) the Compensation Factor (as defined below) for such twelve-month period multiplied by (b) the Station's then-current NBC Percent as determined in accordance with Exhibit A annexed hereto and made a part hereof (the "NBC Percent") . For purposes of this Agreement, the following definitions shall also apply:



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            (a) The "Compensation Factor" for any twelve-month period referred to above shall be an amount equal to (i) the aggregate compensation actually paid by NBC during the immediately preceding twelve-month period to all NBC Affiliates in the Measured Markets (as defined below) divided by (ii) the sum of all such NBC Affiliates' respective NBC Percents.

            (b) The "Measured Markets" for purposes of any calculation hereunder shall mean the ten markets immediately above the Station and the ten markets immediately below the Station, when ranked on the basis of their total audience delivery of the NBC Television Network.

         3. The Station hereby agrees to enter into good faith negotiations with NBC with respect to the appointment and authorization of NBC regarding the negotiation of agreements related to the grant of retransmission rights to the broadcast signal of the Station with multiple system operators ("MSO's") and other cable television systems whose subscribers are located within or without the ADI of the Station who would be able to receive the Station's signal.

         4. In the event that at any time during the term of the Agreement, NBC seeks to replace or supplement its current form of affiliation agreement or arrangements with the NBC Affiliates, generally, with other contractual arrangements, including, without limitation, participation in a joint venture or other similar arrangement between NBC and its NBC Affiliates, Station agrees to enter into good faith negotiations with NBC with respect to such other arrangements, so long as the minimum number of NBC Affiliates whose consent to such arrangements is determined to be required by NBC have agreed to so participate.

         5. Each defined term used herein without definition shall have the meaning assigned to such term in the Agreement.




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         Except as provided herein, the Agreement is hereby affirmed and shall remain in full force and effect.

                                        Very truly yours,

                                        NBC TELEVISION NETWORK

                                        BY:
                                           ----------------------------------
                                             Name: Jean M. Dietze
                                             Title: VP Affiliate Relations East

The foregoing has been reviewed
by, and is acceptable to:

LIN TELEVISION CORPORATION

By:
   ----------------------------------
         Name: Deborah R. Jacobson
         Title: VP Corporate Development
                and Treasurer

KXAN, INC.

By:
   ----------------------------------
         Name: Deborah R. Jacobson
         Title: VP Corporate Development
                and Treasurer




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